EXHIBIT 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact: Becky Palumbo
                303/839-5504 ext. 316

Savoy Energy L.P. Retains Energy Spectrum Advisors
To Market Its Trenton Black River Oil Properties

Denver, Colorado - February 5, 2014

Hallador Energy Company (NASDAQ: HNRG)

Late last year Savoy Energy, L.P., of which we own 45%, engaged Energy Spectrum Advisors Inc. (ESA) to market its Trenton Black River operated oil properties located in South East Michigan. ESA has offices in Dallas and Houston. More information will be posted to the ESA web site.

ESA will have a booth at the North American Prospect Expo (NAPE) in Houston being held February 4-7, 2014. Beginning this afternoon, the Savoy properties will be showcased along with others.

Following NAPE a virtual data room will also be made available.

We are looking forward to the opportunity to effect a monetization of our Savoy investment.

For more information on Hallador, please visit both of our websites, www.halladorenergy.com or www.sunrisecoal.com.

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1660 Lincoln Street, Suite 2700, Denver, Colorado 80264
Phone: (303) 839 - 5504 Fax: (303) 832-3013
Website: www.halladorenergy.com